Morgan Stanley Software, Services, Internet & Networking Conference January 7, 2003 Bob Beauchamp, President and CEO

Forward Looking Information Statements in this discussion regarding the Company's future financial results, the development of and anticipated markets for the Company's products, the Company's operating strategies and other statements that are not statements of the historical fact are forward looking statements. There can be no assurance that future results will meet any expectation, estimate or projection conveyed by these statements. Various cautionary and important factors relevant to these forward looking statements are described in the earnings press release and in our SEC filings, including our quarterly and annual reports, which we encourage you to review.

Today's Discussion Financial Highlights Remedy Strategic Direction Industry Leaders Validation

First Half Fiscal 2003 Highlights Met EPS estimates in Q1 and Q2 (June and Sept. quarters) Operating expenses, excluding special items, were down 9% year-over-year Deferred license revenue balance increased $43M Cash flow from operations of $323M Cash and marketable securities balance of $1.23B (9/30) DSO's down 30 days year-over-year No debt outstanding

Initial Q3 Highlights Earnings will be announced January 23 PATROL posted strong sequential license revenue growth zSeries Server business posted another strong quarter Net deferred license revenues increased Positive cash flow from operations The final component of PATROL 7, the Distribution Server, was released in December Remedy met Q3 targets for post acquisition period

Today's Discussion Financial Highlights Remedy Strategic Direction Industry Leaders Validation

Acquisition Summary The acquisition of Remedy is a key step toward BMC's goal of becoming the leading enterprise management provider Extends and strengthens the market position of BMC Expands our addressable markets Together, BMC & Remedy can deliver Business Service Management and other valuable customer benefits The financials of the transaction and the projected combined performance are attractive The acquisition price was less than 1.5 times trailing twelve months revenues Remedy has attractive profit margins and positive cash flow The acquisition is expected to be accretive to BMC's earnings within 12 months

Storage Security Enterprise Apps Management Linux Subscription Services Core Franchises High Potential Businesses Enterprise Management Enterprise Management Enterprise Management Enterprise Management Remedy Expands Our Core Solution Offerings Enterprise Data Management Enterprise Systems Management Enterprise Service Management

Today's Discussion Financial Highlights Remedy Strategic Direction Industry Leaders Validation

BMC Strategic Direction: Business Service Management Business Service Management Aligning integrated IT operations (people, processes and infrastructure) ....to deliver, service, monitor and manage ....the critical business services required to achieve business advantage BUSINESS SERVICES IT OPERATIONS IT OPERATIONS BUSINESS SERVICES

Business-centric Enterprise Management How Do We Align IT With the Business? Infrastructure Technology Silo-Oriented Management Storage Network DB Server Security Middle- Ware CRM SCM POS ERP Web Front E-mail Service Process-Oriented Management Procurement Customer Relations Billing Online Store Point of Sale Execute an order

IT OPERATIONS BMC Solutions Directly Link IT & Business Understand the impact of the Business on IT "How do changes in my business or the business environment affect my IT systems and their ability to deliver the required services? How do I confirm IT is ready and able to support key business initiatives?" Understand the impact of IT on the Business "How does a poorly performing or failing IT process/component affect my business? What part of it is affected? How is it affected? And what is the cost to my business?" BUSINESS SERVICES

Customer's Complex IT Environment Mainframe Central Servers - 33 UNIX-Clients - 510 WINTEL-Clients - 35,000 Intermediate/Regional Servers - 1,781 Storage (TB) Installed - 578 Routers - 701 Switches - 1,715 Firewalls - 40 A Customer's Perspective Remedy Service Desk Service Monitoring PEM/Service Management Platform Network PEM/ Service Management Platform Z/OS PEM and MainView Distributed PEM and PATROL Configuration, Asset, and Change Management Database

Today's Discussion Financial Highlights Remedy Strategic Direction Industry Leaders Validation

Software and Applications Database Industry Leaders are Selecting BMC Hardware System Integrators Hardware Database Software and Applications System Integrators

Assuring Business Availability Products, Solutions, Methodologies & Services To Help You Control Your Business